Exhibit 99.1

COVANTA HOLDING CORPORATION REPORTS
2018 FIRST QUARTER RESULTS AND
AFFIRMS 2018 GUIDANCE

MORRISTOWN, NJ, April 26, 2018 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a world leader in sustainable waste and energy solutions, reported financial results today for the three months ended March 31, 2018.

	Three Months Ended March 31,
	2017	2018
	(Unaudited, $ in millions, except per share amounts)
Revenue	$404	$458
Net (loss) income	$(52)	$201
Adjusted EBITDA	$51	$100
Net cash provided by operating activities	$9	$3
Free Cash Flow Before Working Capital	$(22)	$(8)
Free Cash Flow	$(17)	$(52)
Diluted EPS	$(0.41)	$1.53
Adjusted EPS	$(0.37)	$(0.09)
Reconciliations of non-GAAP measures can be found in the exhibits to this press release.

Key Highlights

•	Affirming 2018 guidance

•	Strong plant operations, including record performance at Fairfax

•	Received Notice to Proceed for the NYC 91st St. Marine Transfer Station

•	Closed Dublin transaction with GIG and progressing on UK development

“We are off to a strong start in 2018, with improved year over year performance across our portfolio that supports our full year guidance," said Stephen J. Jones, Covanta's President and CEO. "We are proud of the recovery of our Fairfax facility, where our previous investments are now resulting in record performance. Concurrently, our international development efforts continue, and we expect to reach financial close on the Rookery project in the coming months. I am pleased by our performance during the year thus far as well as the progress on our growth initiatives and remain enthusiastic about our opportunities to grow over the long-term."

More detail on our first quarter results can be found in the exhibits to this release and in our first quarter 2018 earnings presentation found in the Investor Relations section of the Covanta website at www.covanta.com.

2018 Guidance
The Company reaffirmed guidance for 2018 for the following key metrics:

(In millions)

Metric	2017 Actual	2018 Guidance Range (1)
Adjusted EBITDA	$408	$425 - $455
Free Cash Flow Before Working Capital	$88	$100 - $130
Free Cash Flow	$132	$70 - $100

(1) For additional information on the reconciliation of Free Cash Flow and Free Cash Flow Before Working Capital to Net cash provided by operating activities, see Exhibit 5 of this press release. Guidance as of April 26, 2018.

Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Friday, April 27, 2018 to discuss its first quarter results.

The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate, please dial 1-866-393-4306 approximately 10 minutes prior to the scheduled start of the call. If calling outside of the United States, please dial 1-734-385-2616. Please request the “Covanta Holding Corporation Earnings Conference Call” when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found in the Investor Relations section of the Covanta website at www.covanta.com.

An archived webcast will be available two hours after the end of the conference call and can be accessed through the Investor Relations section of the Covanta website at www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Energy-from-Waste facilities safely convert approximately 20 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle over 550,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements at the end of the Exhibits.

Investor Contact
Dan Mannes
1-862-345-5456
IR@covanta.com

Media Contact
James Regan
1-862-345-5216

Covanta Holding Corporation	Exhibit 1
Consolidated Statements of Operations

	Three Months Ended March 31,
	2018	2017
	(Unaudited) (In millions, except per share amounts)
OPERATING REVENUE:
Waste and service revenue	$312	$286
Energy revenue	100	86
Recycled metals revenue	24	16
Other operating revenue	22	16
Total operating revenue	458	404
OPERATING EXPENSE:
Plant operating expense	345	332
Other operating expense, net	8	15
General and administrative expense	31	28
Depreciation and amortization expense	54	52
Total operating expense	438	427
Operating income (loss)	20	(23)
OTHER INCOME (EXPENSE):
Interest expense	(38)	(36)
Gain (loss) on sale of assets ⁽ᵃ⁾	210	(4)
Total other income (expense)	172	(40)
Income (loss) before income tax benefit	192	(63)
Income tax benefit	9	11
Net income (loss)	$201	$(52)

Weighted Average Common Shares Outstanding:
Basic	130	129
Diluted	132	129

Earnings (Loss) Per Share:
Basic	$1.55	$(0.41)
Diluted	$1.53	$(0.41)

Cash Dividend Declared Per Share	$0.25	$0.25

(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 2
Consolidated Balance Sheets

	As of
	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$51	$46
Restricted funds held in trust	42	43
Receivables (less allowances of $11 million and $14 million, respectively)	318	341
Prepaid expenses and other current assets	61	73
Assets held for sale (a)	3	653
Total Current Assets	475	1,156
Property, plant and equipment, net	2,609	2,606
Restricted funds held in trust	23	28
Waste, service and energy contract intangibles, net	248	251
Other intangible assets, net	35	36
Goodwill	313	313
Other assets	219	51
Total Assets	$3,922	$4,441
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$10	$10
Current portion of project debt	24	23
Accounts payable	75	151
Accrued expenses and other current liabilities	261	313
Liabilities held for sale (a)	—	540
Total Current Liabilities	370	1,037
Long-term debt	2,279	2,339
Project debt	141	151
Deferred income taxes	412	412
Other liabilities	75	75
Total Liabilities	3,277	4,014
Equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 shares, outstanding 131 shares)	14	14
Additional paid-in capital	828	822
Accumulated other comprehensive loss	(11)	(55)
Accumulated deficit	(185)	(353)
Treasury stock, at par	(1)	(1)
Total Stockholders' Equity	645	427
Total Liabilities and Equity	$3,922	$4,441

(a) During the fourth quarter of 2017, our EfW facility in Dublin, Ireland met the criteria to be classified as held for sale.

Covanta Holding Corporation	Exhibit 3
Consolidated Statements of Cash Flow

	Three Months Ended March 31,
	2018	2017 (a)
	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net income (loss)	$201	$(52)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	54	52
Amortization of deferred debt financing costs	2	2
(Gain) loss on asset sales (b)	(210)	4
Stock-based compensation expense	9	5
Deferred income taxes	(3)	(14)
Other, net	(12)	2
Change in working capital, net of effects of acquisitions and dispositions	(44)	5
Changes in noncurrent assets and liabilities, net	6	5
Net cash provided by operating activities	3	9
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(81)	(62)
Acquisition of businesses, net of cash acquired	(4)	(16)
Proceeds from the sale of assets, net of restricted cash	111	—
Property insurance proceeds	7	2
Payment of indemnification claim from sale of asset	(7)	—
Other, net	—	(1)
Net cash provided by (used in) investing activities	26	(77)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	—	400
Proceeds from borrowings on revolving credit facility	170	331
Proceeds from borrowings on project debt	—	33
Payments on long-term debt	(1)	(1)
Payment on revolving credit facility	(228)	(288)
Payments on equipment financing capital leases	(1)	(1)
Principal payments on project debt	(10)	(9)
Payment of deferred financing costs	—	(8)
Cash dividends paid to stockholders	(33)	(33)
Financing of insurance premiums, net	(7)	—
Other, net	—	(3)
Net cash (used in) provided by financing activities	(110)	421
Effect of exchange rate changes on cash and cash equivalents	3	1
Net (decrease) increase in cash, cash equivalents and restricted cash	(78)	354
Cash, cash equivalents and restricted cash at beginning of period (c)	194	194
Cash, cash equivalents and restricted cash at end of period	$116	$548

(a) As adjusted to reflect the adoption of ASU 2016-18 effective January 1, 2018. As a result of adoption, the statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents.
(b) For additional information, see Exhibit 4 of this Press Release.
(c) For the three months ended March 31, 2018, includes $77 million of restricted cash classified as held for sale as of December 31, 2017.

Covanta Holding Corporation	Exhibit 4
Consolidated Reconciliation of Net Income (Loss) and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2018	2017
	(Unaudited, in millions)
Net income (loss)	$201	$(52)
Depreciation and amortization expense	54	52
Interest expense	38	36
Income tax benefit	(9)	(11)
(Gain) loss on sale of assets ⁽ᵃ⁾	(210)	4
Property insurance recoveries, net	(7)	—
Capital type expenditures at client owned facilities (b)	12	14
Debt service billings in excess of revenue recognized	1	1
Business development and transaction costs	2	—
Severance and reorganization costs	2	—
Stock-based compensation expense	9	5
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	4	—
Other (c)	3	2
Adjusted EBITDA	$100	$51
Capital type expenditures at client owned facilities (b)	(12)	(14)
Cash paid for interest, net of capitalized interest	(33)	(26)
Cash paid for taxes, net	—	1
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	(4)	—
Adjustment for working capital and other	(48)	(3)
Net cash provided by operating activities	$3	$9

(a)
During the three months ended March 31, 2018, we recorded a $204 million gain on the sale of 50% of our Dublin project to our joint venture with GIG and $6 million gain on the sale of our remaining interests in China.

(b)
Adjustment for impact of adoption of FASB ASC 853 - Service Concession Arrangements. These types of capital equipment related expenditures at our service fee operated facilities were historically capitalized prior to adoption of this new accounting standard effective January 1, 2015 and are capitalized at facilities that we own.

(c) Includes certain other items that are added back under the definition of Adjusted EBITDA in Covanta Energy, LLC's credit agreement.

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Free Cash Flow Before Working Capital

	Three Months Ended March 31,		Full Year Estimated 2018
	2018	2017
	(Unaudited, in millions)
Net cash provided by operating activities	$3	$9	$195 - $225
Add: Changes in restricted funds - operating (a)	(10)	1	10
Less: Maintenance capital expenditures (b)	(45)	(27)	(140 - 130)
Free Cash Flow	$(52)	$(17)	$70 - $100
Less: Changes in working capital	44	(5)	20 - 40
Free Cash Flow Before Working Capital	$(8)	$(22)	$100 - $130

(a) Adjustment for the impact of the adoption of ASU 2016-18 effective January 1, 2018. As a result of adoption, the statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, changes in restricted funds are eliminated in arriving at net cash, cash equivalents and restricted funds provided by operating activities.

(b)   Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended March 31,
	2018	2017
Maintenance capital expenditures	$(45)	$(27)
Maintenance capital expenditures paid but incurred in prior periods	(7)	—
Capital expenditures associated with construction of Dublin EfW facility	(17)	(20)
Capital expenditures associated with organic growth initiatives	(8)	(11)
Capital expenditures associated with Essex County EfW emissions control system	—	(3)
Total capital expenditures associated with growth investments	(25)	(34)
Capital expenditures associated with property insurance events	(4)	(1)
Total purchases of property, plant and equipment	$(81)	$(62)

Covanta Holding Corporation	Exhibit 6
Reconciliation of Diluted Earnings (Loss) Per Share to Adjusted EPS

	Three Months Ended March 31,
	2018	2017
	(Unaudited)
Diluted Earnings (Loss) Per Share:	$1.53	$(0.41)
Reconciling Items (a)	(1.62)	0.04
Adjusted EPS	$(0.09)	$(0.37)

(a) For details related to the Reconciling Items, see Exhibit 6A of this Press Release.

Covanta Holding Corporation	Exhibit 6A
Reconciling Items

	Three Months Ended March 31,
	2018	2017
	(Unaudited) (In millions, except per share amounts)
Reconciling Items
(Gain) loss on sale of assets ⁽ᵃ⁾	$(210)	$4
Property insurance recoveries, net	(7)	—
Severance and reorganization costs	2	—
Effect of foreign exchange loss on indebtedness	1	—
Other	(1)	—
Total Reconciling Items, pre-tax	(215)	4
Pro forma income tax impact (b)	2	—
Grantor trust activity	—	1
Total Reconciling Items, net of tax	$(213)	$5
Diluted Per Share Impact	$(1.62)	$0.04
Weighted Average Diluted Shares Outstanding	132	129

(a) For additional information, see Exhibit 4 of this Press Release.
(b) We calculate the federal and state tax impact of each item using the statutory federal tax rate and applicable blended state rate.

Covanta Holding Corporation		Exhibit 7
Supplemental Information
(Unaudited, $ in millions)
	Three Months Ended March 31,
	2018	2017
REVENUE
Waste and service revenue:
EfW tip fees	$153	$131
EfW service fees	99	98
Environmental services (a)	32	29
Municipal services (b)	45	44
Other (c)	8	8
Intercompany (d)	(26)	(23)
Total waste and service	312	286
Energy Revenue:
Energy sales	87	76
Capacity	13	9
Total energy revenue	100	86
Recycled metals revenue:
Ferrous	15	10
Non-ferrous	9	6
Total recycled metals	24	16
Other revenue (e)	22	16
Total revenue	$458	$404

OPERATING EXPENSE
Plant operating expense:
Plant maintenance	$90	$98
Other plant operating expense	255	234
Total plant operating expense	345	332
Other operating expense	8	15
General and administrative	31	28
Depreciation and amortization	54	52
Total operating expense	$438	$427

Operating income (loss)	$20	$(23)

(a) Includes the operation of material processing facilities and related services provided by our CES business.
(b) Consists of transfer stations and transportation component of NYC MTS contract.
(c) Includes waste brokerage, debt service and other revenue not directly related to EfW waste processing activities.
(d) Consists of elimination of intercompany transactions primarily relating to transfer stations.
Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation							Exhibit 8
Revenue and Operating Income Changes - Q1 2017 to Q1 2018
(Unaudited, $ in millions)

		Organic Growth (a)		Contract Transitions (b)
	Q1 2017	Total	%	Waste	PPA	Trans- actions (c)	Total Changes	Q1 2018
REVENUE
Waste and service:
EfW tip fees	$131	$10	7.9%	$3	$—	$9	$22	$153
EfW service fees	98	1	1.4%	(3)	—	3	1	99
Environmental services	29	1	3.2%	—	—	2	3	32
Municipal services	44	1	2.7%	—	—	—	1	45
Other revenue	8	(1)	(13.1)%	1	—	—	—	8
Intercompany	(23)	(2)		—	—	—	(2)	(26)
Total waste and service	286	11	3.7%	1	—	15	25	312
Energy:
Energy Sales	76	7	9.3%	1	(1)	4	11	87
Capacity	9	1	13.2%	—	2	1	4	13
Total energy revenue	86	8	9.6%	1	1	5	15	100
Recycled metals:
Ferrous	10	5	46.3%	—	—	—	5	15
Non-ferrous	6	3	55.8%	—	—	—	3	9
Total recycled metals	16	8	49.7%	—	—	—	8	24
Other revenue	16	5	31.9%	—	—	—	5	22
Total revenue	$404	$32	7.9%	$1	$1	$19	$53	$458

OPERATING EXPENSE
Plant operating expense:
Plant maintenance	$98	$(9)	(8.9)%	$(1)	$—	$1	$(9)	$90
Other plant operating expense	234	13	5.8%	—	—	8	21	255
Total plant operating expense	332	5	1.4%	(2)	—	9	12	345
Other operating expense (income)	15	(8)		—	—	—	(8)	8
General and administrative	28	4		—	—	—	4	31
Depreciation and amortization	52	2		—	—	—	2	54
Total operating expense (income)	$427	$2		$(1)	$—	$10	$11	$438
Operating (Loss) Income	$(23)	$30		$3	$1	$9	$43	$20

(a) Reflects performance on a comparable period-over-period basis, excluding the impacts of transitions and transactions.
(b) Includes the impact of the expiration of: (1) long-term major waste and service contracts, most typically representing the transition to a new contract structure, and (2) long-term energy contracts.

(c) Includes the impacts of acquisitions, divestitures, new projects and the addition or loss of operating contracts.

Note: Excludes impairment charges.
Note: Certain amounts may not total due to rounding.

Operating Metrics		Exhibit 9
(Unaudited)
	Three Months Ended March 31,
	2018	2017
EfW Waste
Tons: (in millions)
Tip fee- contracted	2.1	1.9
Tip fee- uncontracted	0.7	0.6
Service fee	2.1	2.1
Total tons	4.8	4.6
Revenue per ton:
Contracted	$53.33	$48.68
Uncontracted	$65.38	$68.45
Average revenue per ton	$56.20	$54.11
EfW Energy
Energy sales: (MWh in millions)
Contracted	0.5	0.6
Hedged	0.8	0.6
Market	0.3	0.2
Total energy sales	1.6	1.4
Market sales by geography:
PJM East	0.2	0.1
NEPOOL	—	—
NYISO	—	—
Other	0.1	0.1
Revenue per MWh (excludes capacity):
Contracted	$67.86	$70.85
Hedged	$50.07	$47.76
Market	$44.08	$24.44
Average revenue per MWh	$54.56	$53.76
Metals
Tons Recovered: (in thousands)
Ferrous	102	95
Non-ferrous	11	9
Tons Sold: (in thousands)
Ferrous	77	60
Non-ferrous	7	9
Revenue per ton:
Ferrous	$193	$169
Non-ferrous	$1,192	$615
EfW plant operating expense: ($ in millions)
Plant operating expense - gross	$282	$275
Less: Client pass-through costs	(14)	(10)
Less: REC sales - contra-expense	(3)	(3)
Plant operating expense, net	$266	$262
Client pass-throughs as % of gross costs	4.9%	3.6%

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Uncontracted energy sales include sales under PPAs that are based on market prices.

Note: Certain amounts may not total due to rounding.

Discussion of Non-GAAP Financial Measures
We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow, Free Cash Flow Before Working Capital, and Adjusted EPS, which are non-GAAP financial measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, Free Cash Flow Before Working Capital, and Adjusted EPS as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
The presentations of Adjusted EBITDA, Free Cash Flow, Free Cash Flow Before Working Capital, and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA
We use Adjusted EBITDA to provide additional ways of viewing aspects of operations that, when viewed with the GAAP results provide a more complete understanding of our core business. As we define it, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income including the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, adjustments to reflect the Adjusted EBITDA from our unconsolidated investments, adjustments to exclude significant unusual or non-recurring items that are not directly related to our operating performance plus adjustments to capital type expenses for our service fee facilities in line with our credit agreements. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. As larger parts of our business are conducted through unconsolidated entities that we do not control, we adjust for our proportionate share of the entities depreciation and amortization, interest expense and taxes in order to improve comparability to the Adjusted EBITDA of our wholly owned entities.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three months ended March 31, 2018 and 2017, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.
Our projections of the proportional contribution of our interests in the JV to our Adjusted EBITDA and Free Cash Flow are not based on GAAP net income/loss or Cash flow provided by operating activities, respectively, and are anticipated to be adjusted to exclude the effects of events or circumstances in 2018 that are not representative or indicative of our results of operations and that are not currently determinable. Due to the uncertainty of the likelihood, amount and timing of any such adjusting items, we do not have information available to provide a quantitative reconciliation of projected net income/loss to an Adjusted EBITDA projection.
Free Cash Flow and Free Cash Flow Before Working Capital
Free Cash Flow is defined as cash flow provided by operating activities, plus changes in operating restricted funds, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. Free Cash Flow Before Working Capital is defined as Free Cash Flow excluding changes in working capital.
We use the non-GAAP measures of Free Cash Flow and Free Cash Flow Before Working Capital as criteria of liquidity and performance-based components of employee compensation. We use Free Cash Flow and Free Cash Flow Before Working Capital as measures of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow and Free Cash Flow Before Working Capital for the three months ended March 31, 2018 and 2017, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.
Adjusted EPS
Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include impairment charges, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business.
We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the three months ended March 31, 2018 and 2017, reconciled for each such period to diluted income per share, which is believed to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important factors, risks, and uncertainties that could cause actual results of Covanta and the JV to differ materially from those forward-looking statements include, but are not limited to:

•
seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and Covanta's ability to renew or replace expiring contracts at comparable prices and with other acceptable terms;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, tax laws, environmental laws, labor laws and healthcare laws;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	failure to maintain historical performance levels at Covanta's facilities and Covanta's ability to retain the rights to operate facilities Covanta does not own;

•	Covanta's and the joint ventures ability to avoid adverse publicity or reputational damage relating to its business;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	Covanta's ability to realize the benefits of long-term business development and bear the costs of business development over time;

•	Covanta's ability to utilize net operating loss carryforwards;

•	limits of insurance coverage;

•	Covanta's ability to avoid defaults under its long-term contracts;

•	performance of third parties under its contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by Covanta's existing indebtedness and its ability to perform its financial obligations and guarantees and to refinance its existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of its business;

•	restrictions in its certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	Covanta's and the joint ventures ability to attract and retain talented people;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

•	other risks and uncertainties affecting Covanta's businesses described periodic securities filings by Covanta with the SEC.

Although Covanta believes that its plans, cost estimates, returns on investments, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's and the joint ventures future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.